UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2010

Osteologix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-112754	32-0104570
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4415 Cox Road Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 747-6027

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2010, Bobby W. Sandage Jr., Ph.D. resigned as a director of Osteologix, Inc. (the “Company”) effective immediately. Mr. Sandage previously served as a member of the audit committee and the compensation committee of the Company’s board of directors. Mr. Sandage did not resign because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 6, 2010, the Company received an action by written consent of stockholders holding a majority of the Company’s common stock signed by Nordic Biotech K/S and Nordic Biotech Opportunity Fund K/S (the “Written Consent”) (1) removing Jeremy Curnock Cook from his position as director of the Company without cause and (2) appointing each of Enda Kenny and David O’Flynn to fill the vacancies created by the resignation of Mr. Sandage and the removal of Mr. Cook, each to hold such office until the next annual meeting of the stockholders and until their successors have been duly elected and qualified (collectively, the “Director Changes”). The Written Consent provides that the Director Changes will be effective on the date that is 20 calendar days immediately following the mailing of a Schedule 14C Information Statement to the stockholders of the Company but in no event later than November 10, 2010.

The Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a Schedule 14C Information Statement regarding the Director Changes. After the SEC review period has been satisfied, the Company will distribute to the Company’s stockholders such Schedule 14C Information Statement to notify them of the Director Changes in accordance with the rules and regulations of the SEC. Pursuant to the rules and regulations of the SEC, the Schedule 14C Information Statement must be sent to stockholders at least 20 calendar days prior to the earliest date on which the proposed corporate action may be taken.

Upon effectiveness of the Director Changes, Mr. Kenny and Mr. O’Flynn will receive the standard compensation for members of the board of directors as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC. The Company has not yet determined on which committee(s) of the board of directors Mr. Kenny and Mr. O’Flynn will serve upon effectiveness of the Director Changes. Mr. O’Flynn currently serves as the managing director of Osteologix Ltd., a wholly-owned subsidiary of the Company organized in Ireland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSTEOLOGIX, INC.

By:	/s/ Philip J. Young

Philip J. Young President and Chief Executive Officer

Date: October 8, 2010